UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
March 30, 2001

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CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16149	41-1981625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3311 East Old Shakopee Road Minneapolis, Minnesota	55425
(Address of Principal Executive Offices)	(Zip Code)

(952) 853-8100
(Company’s Telephone Number, Including Area Code)

New Ceridian Corporation
(Former Name or Former Address, If Changed Since Last Report)

          Ceridian Corporation, formerly known as New Ceridian Corporation (the “Registrant”), submits the following information:

Item 5.  Other Events

          On July 18, 2000 the Board of Directors of Arbitron Inc. (formerly known as Ceridian Corporation, “Arbitron”) approved in principle and announced a plan to distribute to the holders of common stock of Arbitron (the “Distribution”) all of the common stock of Arbitron’s newly created subsidiary, New Ceridian Corporation.  On February 14, 2001, Arbitron’s Board of Directors formally approved the Distribution and declared a dividend payable on March 30, 2001 to each holder of record of Arbitron’s common stock at the close of business on March 16, 2001 (the “Record Date”) of one share of the Registrant’s common stock for each share of Arbitron’s common stock held by such holder at the close of business on the Record Date.  Prior to the Distribution, Arbitron contributed to the Registrant substantially all of the assets, liabilities and operations of its human resource services business and the capital stock of its human resource services and Comdata subsidiaries.  Certificates representing shares of the Registrant’s common stock were mailed to stockholders of Arbitron on or about March 30, 2001.  Arbitron received a ruling from the Internal Revenue Service to the effect that the Distribution will be tax-free to Arbitron and its stockholders.

          As a result of the Distribution, Arbitron has separated into two independent publicly traded companies (i) the Registrant, consisting of the human resource services business and human resource services and Comdata subsidiaries and (ii) Arbitron Inc., consisting of the media information business and subsidiaries.   In connection with the Distribution, the Registrant changed its name from “New Ceridian Corporation” to “Ceridian Corporation.”  Shares of New Ceridian common stock trade on The New York Stock Exchange under the symbol “CEN.”

          Notwithstanding the legal form of the Distribution, whereby Arbitron spun-off the Registrant, for accounting purposes the transaction is accounted for as if Arbitron was spun-off from the Registrant.

          On March 30, 2001, the Registrant issued a press release reporting the completion of the Distribution.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

          (c)      Exhibits.

Exhibit No.	Description
99.1	Ceridian Corporation News Release dated March 30, 2001

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

By:	/s/ GARY M. NELSON
Gary M. Nelson
Vice President, General Counsel and Secretary

Dated:  March 30, 2001

CERIDIAN CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Ceridian Corporation News Release dated March 30, 2001.